UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2013

DELEK US HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32868	52-2319066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 771-6701

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2013, Assaf Ginzburg was appointed to serve as the Chief Financial Officer of Delek US Holdings, Inc. (the “Company”). Mr. Ginzburg, 37, has previously served as an executive vice president of the Company since May 2009 and as a vice president since February 2005.

Concurrently with Mr. Ginzburg’s appointment, Mark B. Cox entered into an agreement with the Company (the “Agreement”) pursuant to which (i) the parties agreed that his service as the Company’s Chief Financial Officer ended on January 18, 2013, (ii) he will continue to serve as an executive vice president of the Company and of the general partner of its affiliate, Delek Logistics Partners, LP, through the end of his employment on March 31, 2013 and (iii) he will receive a separation payment equal to $210,000 and other contractual benefits upon or after the end of his employment. A copy of the press release announcing these changes is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

99.1	Joint press release of Delek US Holdings, Inc. and Delek Logistics Partners, LP issued on January 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 18, 2013	DELEK US HOLDINGS, INC.

	By:	/s/ Assaf Ginzburg
	Name:	Assaf Ginzburg
	Title:	Executive Vice President / Chief Financial Officer